UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2021 (November 3, 2021)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZZ	*
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* Hertz Global Holdings, Inc.’s common stock trades on the over-the-counter market under the symbol HTZZ.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 3, 2021 (the “Effective Date”), with the consent of the holders of a majority of the 1,500,000 shares outstanding of Series A preferred stock of Hertz Global Holdings, Inc. (“we”, “us” or the “Company”), redeemable at the Company’s option (the “Preferred Stock”), we entered into an amendment to the certificate of designations (the “Preferred Stock Designation” and such amendment, the “Amendment”) governing the Preferred Stock. Pursuant to the Amendment, the Preferred Stock Designation was amended to permit us at the time of the listing of our common stock on a national securities exchange and until November 3, 2022 to repurchase for cash shares of common stock for aggregate consideration not to exceed $500 million. In connection with the Amendment, we agreed to pay (i) each consenting holder of Preferred Stock and (ii) any holder of Preferred Stock that delivers a consent on or prior to November 12, 2021 a non-refundable consent fee equal to 0.50% of the aggregate liquidation preference of the Preferred Stock held by such holder.

Under the Amendment, on the date that is 50 days following the Effective Date, we must pay each holder of the Preferred Stock a cash fee equal to 2.00% of the liquidation preference of the Preferred Stock held by such holder as of the payment date (the “50-Day Fee”), unless on or prior to such date we have commenced a Qualifying Offer to Purchase (as defined below). On the date that is 90 days following the Effective Date, we must pay each holder of the Preferred Stock a fee in cash in an additional amount equal to 5.00% of the liquidation preference of the Preferred Stock held by such holder as of the payment date (the “90-Day Fee” and, together with the 50-Day Fee, the “Amendment Fee”), unless on or prior to such date we have consummated a Qualifying Offer to Purchase (as defined below) (including the payment of all required amounts in connection therewith).

“Qualifying Offer to Purchase” means an unconditional offer to purchase, for cash, all outstanding shares of Preferred Stock in accordance with the requirements of the Preferred Stock Designation, and the following additional requirements: (a) a Qualifying Offer to Purchase shall be open to holders of Preferred Stock for at least 20 business days and no more than 30 business days, and following the expiration thereof, we must promptly (and, in any event, within two business days) consummate the Qualifying Offer to Purchase (including the payment of all required amounts in connection therewith) in accordance with applicable securities laws and regulations; (b) the purchase price per share of Preferred Stock in a Qualifying Offer to Purchase must be an mount in cash equal to 125.0% of the liquidation preference of such share (the “Qualifying Offer Purchase Price”); (c) we must not condition participation by any holder of Preferred Stock in a Qualifying Offer to Purchase on any action other than the tender by such holder of its shares of Preferred Stock (other than the consent by any tendering holder to delete Section 8(b)(viii) of the Preferred Stock Designation, which provides for limitations on certain restricted payments or payments in respect of junior stock, including our common stock), and we must not condition a Qualifying Offer to Purchase on the participation of a minimum number of shares of Preferred Stock; and (d) following the consummation of a Qualifying Offer to Purchase, all shares of Preferred Stock purchased in accordance therewith shall return to the status of and constitute authorized but unissued shares of preferred stock, without classification as to series until such shares are once more classified as a particular series by the board of directors of the Company pursuant to the provisions of the Preferred Stock Designation.

The foregoing description of the Amendment is qualified in its entirety by the text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 Exhibits.

(d)       Exhibits

Exhibit Number	Title

3.1	Certificate of Amendment to the Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION (each, a Registrant)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Date: November 4, 2021